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                                                                    EXHIBIT 10.2
CMAC(R)
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Commonwealth Mortgage
Assurance Company

1601 Market Street
Philadelphia, PA 19103
(800) 523-1988
(215) 564-6600
(215) 496-0346 (Fax)

August 12, 1998


Mr. Scott Hartman
Chairman
NovaStar Financial, Inc.
1901 W. 47th Place
Suite 105
Westwood, KS 66205


Dear Mr. Hartman:

Thank you for giving us the opportunity to offer primary mortgage insurance on certain groups of residential mortgage loans (each a "Covered Loan") discussed in detail below (the "Portfolio"). This letter will set forth the terms and conditions (the "Agreement") under which Commonwealth Mortgage Assurance Company ("CMAC") is willing to provide mortgage guaranty insurance to NovaStar Financial, Inc., a Maryland corporation ("NFI"), and to its successors and assigns (collectively, the "Insured").

1.   PMI Insurance Coverage

     (a) It is understood and agreed that the required coverage will be primary private mortgage insurance ("PMI") in an amount that reduces the Insured's exposure on the Covered Loan to - - - of such loan's LTV at origination. The "Coverage Percentage" for each Covered Loan shall be determined as follows:

      - - - - - - - - - - -  = "Coverage Percentage"

     The Coverage Percentage determined in accordance to the preceding formula shall be rounded up to the nearest one tenth of one percent. "LTV" means the loan to value ratio (expressed as a decimal) of the Coverage Loan at the time of origination, where the value for a new property is the lesser of the purchase price or the appraisal value and the value for a refinanced property is the appraisal value.

(b) The effective date for the PMI policy for each Covered Loan (the "Certificate Effective Date") shall be the first day of the month following the month in which the Covered Loan is closed; provided, however, that for the first group of Covered Loans the effective date shall be August 1, 1998.

(c) Each Covered Loan shall be listed on Exhibit A hereto, as supplemented from time to time. The first Group of Covered Loans shall be identified as Exhibit A-1. Each subsequent group of Covered Loans shall be consecutively numbered and a copy of such supplement to Exhibit A shall be dated as of the Certificate Effective Date for such Covered Loans, signed by both NFI and CMAC and attached to this Agreement.

(d) NFI shall submit to CMAC by the 15th day of each month via electronic tape transmission (each an "ETT"), in a format to be agreed upon by the parties, a list of additional Covered Loans originated during the preceding month, which shall contain all the information with regard to each such loan that CMAC may reasonably
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     request. CMAC shall prepare and sign the applicable supplement to Exhibit A hereto listing each additional Covered Loan and shall deliver such supplement to NFI.

(e) Attached hereto as Exhibit B are NFI's current underwriting guidelines and procedures (as supplemented and amended as set forth herein; the "NFI Underwriting Guidelines"). NFI shall have the right to supplement and amend the NFI Underwriting Guidelines with 30 days prior written notice to CMAC. In the event of a material adverse change in such guidelines, CMAC shall have the right in its sole discretion, upon 30 days prior written notice to NFI, to cease insuring new mortgage loans pursuant to this Agreement; provided, however, that all PMI policies insuring Covered Loans previously issued by CMAC shall continue in full force and shall not be affected thereby.

(f) Attached hereto as Exhibit C are NFI's servicing guidelines and procedures (the "NFI Servicing Guidelines"). NFI shall have the right to supplement and amend the NFI Servicing Guidelines with 30 days prior written notice to CMAC. In the event of a material adverse change in such guidelines, CMAC shall have the right in its sole discretion, upon 30 days prior written notice to NFI, to cease insuring new mortgage loans pursuant to this Agreement; provided, however, that all PMI policies insuring Covered Loans previously issued by CMAC shall continue in full force and shall not be affected thereby.

(g) Subject to the terms and conditions set forth in this Agreement, CMAC hereby agrees to insure Covered Loans closed by NFI and/or its affiliates on or prior to December 31, 1999 up to an aggregate principal balance at origination of - - - - - . NFI, however, shall not be obligated to insure new loans with CMAC and may unilaterally terminate the PMI policy for any Covered Loans at any time.

2.   Commitment to Insure

     Subject to the terms and conditions of the Master Policy issued NFI by CMAC and this letter, and in specific reliance upon the representations and warranties of NFI set forth in Section 4 below, CMAC agrees to insure each of the Covered Loans in the Portfolio.


3.   Master Policy Interpretation

     [Terms of Master Policy and Interpretation]


4.   Representations and Warranties of the Insured

     In order to induce CMAC to insure the Covered Loans in the Portfolio, NFI makes the following representations and warranties to CMAC as of the Certificate Effective Date for such Covered Loan:

     (a) The description of each Covered Loan in the Portfolio contained in the ETT submitted to CMAC by NFI pursuant to Section 1(d) hereof is true and accurate in all material respects. This information shall be deemed to be incorporated herein by this reference as if set forth in full.

     (b) The real property identified as the security for each Covered Loan in the Portfolio consists of a residential one to four family dwelling located in the United States.

     (c) The original appraised value of the real property securing each Covered Loan as of the origination of each loan is accurately set forth in the ETT.

     (d) The original principal balance of each Covered Loan is accurately set forth in the ETT.

     (e) Each Covered Loan was underwritten at the time it was originated in a manner generally consistent with NFI's Underwriting Guidelines.

     (f) Each Covered Loan is secured by a first mortgage lien on a residential property.
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     (g)  Each Covered Loan is current as of the Certificate Effective Date:
          provided, however, with respect to the first group of Covered Loans shown on Exhibit A-1 hereto, each such Covered Loan was current as of July 1, 1998.

     Notwithstanding any investigation by CMAC, the representations and warranties of NFI set forth above are material inducements to CMAC to extend PMI coverage on the Covered Loans in the Portfolio. CMAC has relied upon the accuracy and completeness of each of the representations and warranties of NFI set forth herein.

5.   Certificates of Insurance

(a) At the request of NFI, or of any subsequent Insured, CMAC shall provide to the Insured a transferable Certificate of Insurance for each Covered Loan evidencing the PMI policy for such loan; provided, however, that the PMI policy shall be effective from the Certificate Effective Date for such loan whether or not an individual Certificate of Insurance for such loan has been issued by CMAC.

6.   PMI Premiums

(a) Each Insured shall remit premiums to CMAC on a monthly basis for each Covered Loan insured pursuant to the Agreement, at the rates set forth on Exhibit "E", attached hereto and made a part hereof. Within thirty (30) days after the date the Insured receives itemized documentation from CMAC, the Insured shall remit to CMAC the appropriate nonrefundable PMI premium to CMAC.

(b) CMAC acknowledges and agrees that the PMI policy covering each Covered Loan is individually transferable, without any transfer charge to any subsequent transferee of such loan, and that each transferee Insured shall be responsible for the payment of the PMI premiums, and the performance of covenants set forth herein and in the Master Policy, solely with respect to the Covered Loans owned by such Insured.

7.   Duty to Cooperate

     Whenever requested by CMAC, the Insured shall cooperate with CMAC or shall use its reasonable efforts to induce the cooperation of its servicer(s) and shall furnish all reasonable aid, evidence and information in possession of the Insured or its servicer(s), or to which the Insured or its servicer(s) has access, with respect to any loan Covered Loan.


8.   CMAC Financial Information

     CMAC hereby agrees to promptly provide to NFI upon request all publicly available financial information with respect to CMAC as NFI may reasonably request, including without limitation copies of its reinsurance policies with Cap RE and Axa Re that support its "AA" credit rating.

If the foregoing accurately sets forth the understanding between the Insured and CMAC, please execute both copies of this letter and return an executed copy to my attention.


                                   Sincerely,

                         COMMONWEALTH MORTGAGE
                          ASSURANCE COMPANY



                         By:/S/ C. Robert Quint
                            -------------------
                         Name:  C. Robert Quint
                         Chief Financial Officer
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AGREED TO AND ACCEPTED BY:

NovaStar Financial Inc.

By:  /S/ Michael L. Bamburg
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Title:  Sr. VP--CIO
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Date:  8/14/98
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